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                                                                    EXHIBIT 21.1

                             DEL MONTE CORPORATION

                                  SUBSIDIARIES
                                  ------------

Subsidiaries                 Jurisdiction of Incorporation
------------                 -----------------------------

Mike Mac IHC, Inc.            Delaware

Oak Grove Trucking Company    California

Contadina Foods, Inc.         Delaware

S & W Fine Foods, Inc.        Delaware

Del Monte Andina, C.A.        Venezuela

Del Monte Ecuador, C.A.       Ecuador

Del Monte Peru, S.A.          Peru

Del Monte Colombiana, S.A.    Colombia